Exhibit 99.A

CONSOLIDATED RESULTS OF OPERATIONS

	Three Months Ended								Year Ended
(Millions, except per share data)	May 1 2004	,	July 31 2004	,	October 30 2004	,	January 29 2005	,	January 29 2005	,
	(unaudited)

Sales	$9,909		$10,277		$10,619		$14,877		$45,682
Net credit card revenues	271		279		290		317		1,157

Total revenues	10,180		10,556		10,909		15,194		46,839

Cost of sales	6,769		7,009		7,319		10,348		31,445
Selling, general and administrative expense	2,172		2,289		2,448		2,888		9,797
Credit card expense	174		173		185		205		737
Depreciation and amortization	292		299		324		344		1,259

Earnings from continuing operations before interest expense and income taxes	773		786		633		1,409		3,601

Net interest expense	143		207		113		107		570

Earnings from continuing operations before income taxes	630		579		520		1,302		3,031

Provision for income taxes	238		219		196		493		1,146

Earnings from continuing operations	392		360		324		809		1,885

Earnings from discontinued operations, net of $25, $19, $2 and $46 tax	40		31		4		—		75
Gain on disposal of discontinued operations, net of $650, $132, $(21) and $761 tax	—		1,019		203		16		1,238

Net earnings	$432		$1,410		$531		$825		$3,198

Basic earnings per share:
Continuing operations	$0.43		$0.40		$0.36		$0.91		$2.09
Discontinued operations	0.04		0.03		—		—		0.08
Gain from discontinued operations	—		1.12		0.23		0.01		1.37
Basic earnings per share	$0.47		$1.55		$0.59		$0.92		$3.54

Diluted earnings per share:
Continuing operations	$0.43		$0.39		$0.36		$0.90		$2.07
Discontinued operations	0.04		0.03		—		—		0.08
Gain from discontinued operations	—		1.11		0.23		0.01		1.36
Diluted earnings per share	$0.47		$1.53		$0.59		$0.91		$3.51

Weighted average common shares outstanding:
Basic	912.6		911.5		896.0		895.3		903.8
Diluted	921.4		919.2		905.0		903.0		912.1